UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): July 23, 2024

AMERICAN SHARED HOSPITAL SERVICES
(Exact Name of Registrant as Specified in Its Charter)

California	1-08789	94-2918118
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)

601 Montgomery Street, Suite 1112	94111
San Francisco, California	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 788-5300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
American Shared Hospital Services
Common Stock, No Par Value	AMS	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

This Current Report on Form 8-K relates to the information provided in the Current Report on Form 8-K, dated May 7, 2024, filed by American Shared Hospital Services (the “Company”) on May 13, 2024 (the “Original Report”). The Original Report was filed to report the completion of the Company’s acquisition of 60% of the equity interests in each of Southern New England Regional Cancer Center, LLC and Roger Williams Radiation Therapy, LLC (collectively, the “Target Companies”) from GenesisCare USA, Inc. (“GenesisCare”).

Based on information available to the Company, the Company believes that the acquisition would qualify as a “significant” acquisition under Rule 1-02(w) of Regulation S-X and as a result, under Rules 8-04 and 8-05 of Regulation S-X, the Company would be required to provide (i) audited financial statements for the Target Companies as of and for the period ended June 30, 2023 and unaudited interim financial statements to the extent applicable (the “8-04 financial information”), and (ii) pro forma historical financial information combined to reflect the Target Companies’ financial information for the most recent fiscal year and interim period (the “8-05 financial information” and, together with the 8-04 financial information, the “S-X financial information”). The Company purchased the Target Companies as part of the sale of certain of GenesisCare’s assets in its bankruptcy proceedings which were initiated in early June 2023. Due to the lack of reliable financial information for the Target Companies following the protracted bankruptcy proceedings, the Company is not able to obtain financial information sufficient to be able to provide the S-X financial information. Any such historical financial information would (i) be pre-bankruptcy information, which is outdated and the Company believes is not useful to investors in assessing the value of the assets acquired, the value of which will be disclosed in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2024, to be filed in August 2024, and was the primary driver behind management’s decision to enter into the acquisition, (ii) not reflect (a) the impacts of the bankruptcy itself on the financial information and (b) the fact that the Target Companies represented three of one hundred fifty sites operated as one business by GenesisCare and which have not historically recorded separate financial information, resulting in numerous and significant estimates and assumptions in order to create such historical financial information and (iii) not reflect the significant changes the businesses of the Target Companies have undergone as GenesisCare entered and exited bankruptcy. The Company has regularly requested historical financial information for the Target Companies from GenesisCare, but has not received sufficient reliable information in order to prepare the S-X financial information. The Company, therefore, is not in compliance with Rules 8-04 and 8-05 of Regulation S-X. Unless the Company files the S-X information, the Securities and Exchange Commission will not declare effective registration statements or post-effective amendments filed by the Company until twelve months following the date on which the Company has filed a periodic report with the Securities and Exchange Commission that meets the requirements of Regulation S-X, and affiliates will be not be permitted to make sales of securities pursuant to Rule 144 pursuant to the Securities Act of 1933, as amended. These restrictions do not apply to currently effective registration statements covering employee benefit plans.

The Company will provide a breakdown of financial information attributable to the Target Companies, including revenue and direct expenses, since the acquisition in its Quarterly Report on Form 10-Q for the period ended June 30, 2024, and will provide such information in its Quarterly Reports going forward until the Target Companies have been consolidated into the Company’s audited financial statements for the year ended December 31, 2024 along with a pro forma presentation of the Company as if the acquisition had taken place on January 1, 2024. The Company believes that this information presenting the results of the Target Companies since the acquisition is a better resource for its shareholders to understand the value of the acquisition than the information that could be provided by any S-X financial information, which the Company views as unreliable for the reasons stated above. In contrast, the financial information attributable to the Target Companies on an ongoing basis since the acquisition provides the Company’s shareholders with reliable information that has been prepared and reviewed by the Company and its management and is maintained using the Company’s internal controls processes. Therefore, shareholders will be able to review and understand the value of the assets of the Target Companies as operated by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SHARED HOSPITAL SERVICES

By:	/s/ Raymond C. Stachowiak
Name: Raymond C. Stachowiak
Title: Executive Chairman of the Board and Chief Executive Officer

Date: July 23, 2024